                                                                   Exhibit 3.11


                            UNITED STATES OF AMERICA
              Michigan Department of Consumer and Industry Services
                                Lansing, Michigan

This is to Certify That

                                FLO FIL CO., INC.

was incorporated on August 26, 1987, as a Michigan profit corporation, and said corporation is

This certificate is issued to attest o the fact that the corporation is in good standing in this office as of this date and is duly authorized to transaction business or conduct affairs in Michigan and for no other purpose. It is in the usual form, made by me as the proper officer, and is entitled to have full faith and credit given it in every court and office within the United States.

                                   In testimony whereof, I have hereunto set my hand and affixed the Seal of the Department in the City of Lansing, this 19th day of February, 1998.


                                                                      , Director


173                          Corporation, Securities and Land Development Bureau

                            UNITED STATES OF AMERICA
              Michigan Department of Consumer and Industry Services
                                Lansing, Michigan

This is to Certify that the Annexed copy has been compared by me with the record on file in this Department and that the same is a true copy thereof.

                                   In testimony whereof, I have hereunto set my hand and affixed the Seal of the Department in the City of Lansing, this 19th day of February, 1998.


                                                                      , Director


172                          Corporation, Securities and Land Development Bureau

--------------------------------------------------------------------------------
      MICHIGAN DEPARTMENT OF COMMERCE -- CORPORATION AND SECURITIES BUREAU
--------------------------------------------------------------------------------
(FOR BUREAU USE ONLY)                                            Date Received
                                                              ------------------

                                                              ------------------

                                                              ------------------
EFFECTIVE DATE:

--------------------------------------------------------------------------------
CORPORATION IDENTIFICATION NUMBER   394--832
--------------------------------------------------------------------------------

                            ARTICLES OF INCORPORATION
                     For use by Domestic Profit Corporation
   (Please read instructions and Paperwork Reduction Act notice on last page)

      Pursuant to the provisions of Act 284, Public Acts of 1972, as amended, the undersigned corporation executes the following Articles:

Article I
--------------------------------------------------------------------------------
The name of the corporation is:

         FLO FIL Co., Inc.
--------------------------------------------------------------------------------

Article II
--------------------------------------------------------------------------------
The purpose or purposes for which the corporation is organized is to engage in any activity withing the purposes for which corporations may be organized under the Business Corporation Act of Michigan.
--------------------------------------------------------------------------------

Article III
--------------------------------------------------------------------------------
The total authorized capital stock is:

1. Common Shares    50,000                          ParValue Per Share $   1.00
                 ---------------------------------                      -------

   Preferred Shares                                 ParValue Per Share $
                   -------------------------------                      -------

and/or shares without part value as follows:

2. Common Shares                                    ParValue Per Share $
                 ---------------------------------                      -------

   Preferred Shares                                 ParValue Per Share $
                   -------------------------------                      -------

3. A statement of all or any of the relative rights, preferences and limitation of the shares of each class is as follow:

--------------------------------------------------------------------------------

Article IV
--------------------------------------------------------------------------------
1. The address of the registered office is:

      1088 Scheurmann      Essexville     Michigan     48732
      -----------------------------------------------------------
      (Street Address)     (City)         (State)      (Zip Code)

2. The mailing address of the registered office if different than above:

                                          Michigan
      -----------------------------------------------------------
      (Street Address)     (City)         (State)      (Zip Code)

3. The name of the resident agent at the registered office is:   Alan Falls

--------------------------------------------------------------------------------

Article V
--------------------------------------------------------------------------------
The name(s) and address(es) of the incorporator(s) is(are) as follows:

Name                                               Residence or Business Address

      Alan Falls, 1008 Scheurmann, Essexville, MI  48732
      --------------------------------------------------------------------------

      Robert Lee, 2323 Nurmi Drive, Bay City, MI  48708
      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

--------------------------------------------------------------------------------

Article VI (Optional. Delete if not applicable)
--------------------------------------------------------------------------------
When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.
--------------------------------------------------------------------------------

Article VII (Optional. Delete if not applicable)
--------------------------------------------------------------------------------
Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth action so taken, is signed by the holders outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.
--------------------------------------------------------------------------------

Use space below for additional Articles or for continuation of previous Articles. Please identify any Article being continued or added. Attach additional pages if needed.

I (We), the incorporator(s) sign my (our) name(s) this       day of      , 19  .
                                                       ------      ------    --

-------------------------------------    ---------------------------------------

-------------------------------------    ---------------------------------------

-------------------------------------    ---------------------------------------

-------------------------------------    ---------------------------------------

-------------------------------------    ---------------------------------------

Article VIII

      No director of the Corporation shall be held personally liable to the Corporation or its shareholders for monetary damages for any breach of fiduciary duty as a director; provided, however, that this provision does not limit or eliminate a director's liability for: breaching the duty of loyalty to the Corporation or its shareholders, failing to act in good faith, engaging in intentional misconduct, knowingly violating a law, or obtaining an improper personal benefit. If the Michigan Business Corporation Act or obtaining an improper personal benefit. If the Michigan Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Michigan Business Corporation Act, as so amended.

      Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

--------------------------------------------------------------------------------
      MICHIGAN DEPARTMENT OF COMMERCE -- CORPORATION AND SECURITIES BUREAU
--------------------------------------------------------------------------------
(FOR BUREAU USE ONLY)                                            Date Received
                                                              ------------------

                                                              ------------------

                                                              ------------------

--------------------------------------------------------------------------------

            CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                         For use by Domestic Corporation
             (Please read information and instructions on last page)

      Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Articles:

--------------------------------------------------------------------------------
1. The present name of the corporation is:   FLO FIL COMPANY, INC.

2. The corporation identification number (CID) assigned by the Bureau is:

  --------
  394--832
  --------

3. The location of its registered office is:

      1008 Scheurmann, Essexville                , Michigan     48732
   ----------------------------------------------          ---------------
   (Street Address)                   (City)       (State)      (Zip Code)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
4. Article VIII of the Articles of Incorporation is hereby amended to read as follows:





                                  See Attached
--------------------------------------------------------------------------------

5. COMPLETE SECTION (a) IF THE AMENDMENT WAS ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES; OTHERWISE, COMPLETE SECTION (b)

a. [ ] The foregoing amendment to the Articles of Incorporation was duly adopted
       on the        day of _____________________, 19__, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the board of directors or trustees.

       Signed this _____day of ______________________________. 19__


       -----------------------------------    ----------------------------------
       (Signature)                            (Signature)


       -----------------------------------    ----------------------------------
       (Type or Print Name)                   (Type or Print Name)


       -----------------------------------    ----------------------------------
       (Signature)                            (Signature)


       -----------------------------------    ----------------------------------
       (Type or Print Name)                   (Type or Print Name)


b. [ ] The foregoing amendment to the Articles of Incorporation was duly adopted
       on the        day of  _____________________, 19__. The amendment: (check one of the following):

       [ ] was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation formed on a nonstock directorship basis. The necessary votes were cast in favor of the amendment.

       [ ] was duly adopted by the written consent of all the directors pursuant to Section 525 of the Act and the corporation is a nonprofit corporation formed on a nonstock directorship basis.

       [ ] was duly adopted by the written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407 (1) and (2) of the Act, if a nonprofit corporation, and Section 407 (1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

       [ ] was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with Section 407 (3) of the Act if a nonprofit corporation, and Section 407 (20 of the Act if a profit corporation.

                                   Signed this____ day of____________, July 19__


                                   By
                                     -------------------------------------------
                                     (only signature of President,
                                     Vice-President, Chairperson
                                     and Vice-Chairperson)

                                     -------------------------------------------
                                     (Type or Print Name)  (Type or Print Title)